                                                                    Exhibit 10.2


                      TRUST RECEIVABLES PURCHASE AGREEMENT

         This Trust Receivables Purchase Agreement ("Agreement") is entered into this 22nd day of May 2000, by and among MCM Capital Group, Inc., a Delaware corporation (the "Buyer"), Norwest Bank Minnesota, National Association, as trustee (as Trustee the "Trustee") for WCFSC Consumer Receivables Recovery Trust 1995-1, a California trust (the "Trust") and as backup servicer (as backup servicer the "Backup Servicer"), WCFSC Special Purpose Corporation, a Delaware corporation ("SPV I"), SPV I, as transferor (the "Transferor"), West Capital Financial Services Corp., a California corporation ("West Capital"), as servicer (the "Servicer"), and WCFSC Special Purpose Corporation II, a Delaware corporation (the "SPV II").

                                    RECITALS

         A. The Transferor, the Trustee, and SunAmerica Inc. ("SunAmerica"), as Lender, are parties to that certain Amended and Restated Trust Agreement dated as of July 24, 1998 (the "Trust Agreement"). Pursuant the Trust Agreement, the Trustee holds for the benefit of Transferor and the Buyer, as the sole Holders, a pool of charged off consumer accounts (the "Pool") and the other property and rights that comprise the Trust Property (as defined in the Trust Agreement).

         B. The Servicer, the Transferor, the Trustee, and the Backup Servicer are parties to that certain Amended and Restated Servicing Agreement, dated as of July 24, 1998 (the "Servicing Agreement"). Pursuant to the Servicing Agreement, the Servicer has been servicing the Pool on behalf of the Trust.

         C. The Buyer and SunAmerica are parties to that certain Security Purchase Agreement (the "Security Purchase Agreement") dated as of May 11, 2000 pursuant to which SunAmerica has sold and Buyer has purchased the Acquired Assets (as defined below).

         D. There is currently a Servicer Default (under and as defined in the Servicing Agreement) which, at the election of the Holders (as defined in the Trust Agreement), results in the termination of the Trust pursuant to in Section 10.1(a)(iii) of the Trust Agreement. Upon the termination of the Trust following a Servicer Default, the Trust Property is to be liquidated pursuant to Section
10.2 of the Trust Agreement.

         E. As part of the termination of the Trust and the liquidation of the Trust Property, the Trust desires to sell and the Buyer desires to purchase certain Trust Property on an "as is / where is" basis, without representation or warranty of any kind.

         NOW, THEREFORE, in consideration of the premises and mutual promises herein made, in consideration of the representations, warranties and covenants contained herein the parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         The following terms shall have the meaning set forth in this Article 1. Any capitalized term in this Agreement that is not defined in this Agreement shall have the meaning set forth in the Trust Agreement, either directly or by reference to another document or agreement.

         "Accrued Trustee Fees" means the accrued and unpaid Trustee Fee and Backup Servicer Fee and other reimbursable expenses of the Trustee and Backup Servicer payable to the Trustee and Backup Servicer pursuant to the Trust Agreement as of the date of this Agreement after giving effect to the Trust Distributions, plus $5,000 as full payment for all future expenses of the Trustee and Backup Servicer.

         "Acquired Assets" means all of the Buyer's right, title and interest in and to the B Note and the Preferred Shares.

         "B Note" means the B Note, now held by the Buyer.

         "MCM Shares" means 25,000 shares of common stock, $0.01 par value per share, of Buyer.

         "Preferred Shares" means 10,000 shares of the Redeemable Preferred Stock of WCFSC Special Purpose Corporation II, a Delaware corporation, now held by the Buyer.

         "Purchase Price" has the meaning given it in Section 4.1 below.

         "Release" means the Release in the form attached hereto as Exhibit B.

         "Registration Rights Agreement" means the Registration Rights Agreement by and between the Buyer and the Servicer (and its Affiliated Stockholders (as defined therein), if any), dated as of May 22, 2000.

         "Schedule of Receivables" means the Schedule of Receivables delivered to the Buyer on or about the date of this Agreement.

         "Transaction" means the sale by the Trust of the Transferred Property to, and the acquisition of the Transferred Property by, the Buyer in consideration of the payment by the Buyer to the Trust of the Purchase Price, upon and subject to the terms and conditions set forth herein.

         "Trust Distributions" means, to the extent not already paid, the amounts to be distributed from the Collection Account and the Note Distribution Account on the date hereof in the amounts and to the persons set forth on Exhibit A in respect of certain accrued and unpaid obligations arising under the Trust Agreement.

         "Transferred Property" means all of the Trust's right, title and interest in and to (a) the Trust Property existing as of the date of this Agreement and described in Sections 6.1(a)(i)(A), (B), (C) and (G) of the Trust Agreement, Section 6.1(a)(ii) of the Trust Agreement, and (b) any and all collections and proceeds from the Trust Property described in clause (a) of this definition from and after May 1, 2000; but specifically excluding (i) the Trust Distributions, (ii) cash in the amount of the Accrued Trustee Fees, (iii) the Unassigned Claims (as defined in the Security Purchase Agreement), and (iv) the Retained Distribution (as defined in the Security Purchase Agreement).


                                    ARTICLE 2
                               TRUST DISTRIBUTIONS

         Immediately prior to consummation of any other action hereunder, the following actions shall occur:

         2.1 Trust Distributions. The Trustee and the Servicer shall cause the Trust Distributions to be made on the date hereof in the same manner under the Trust Agreement as if such distributions were being made on a Distribution Date and the B Note were owned on such Distribution Date by SunAmerica.


                                    ARTICLE 3
                                SERVICER DEFAULT

         Immediately after consummation of the actions contemplated under
Article 2, the following actions shall occur:

         3.1 Existence of Insolvency Event. The Servicer acknowledges and agrees that the Servicer is currently unable to pay its debts as they come due and that the same constitutes an "Insolvency Event."

         3.2 Existence of Servicer Default. The Servicer, the Trustee, the Backup Servicer and the Transferor acknowledge and agree that the occurrence of an Insolvency Event with respect to the Servicer constitutes a Servicer Default pursuant to Section 7.1(e) of the Servicing Agreement.

         3.3 Cause for Dissolution and Liquidation of Trust. The Servicer, the Trustee, the Backup Servicer, and the Transferor further acknowledge and agree that upon the occurrence of a Servicer Default, at the election of the Buyer and Transferor (as the sole Holders under the Trust Agreement), the Trust shall terminate pursuant to Section 10.1 of the Trust Agreement and the Trust Property shall be liquidated pursuant to and in the manner specified in Section 10.2 of the Trust Agreement.

         3.4 Election to Terminate and Liquidate. The Buyer and Transferor, in their capacity as the sole Holders under and pursuant to the Trust Agreement, hereby elect to terminate the Trust and liquidate the Trust Property. The Servicer, the Trustee and the Backup Servicer acknowledge and agree that (i) the Buyer and Transferor, as the sole Holders, have the right to elect to terminate the Trust and liquidate the Trust Property, and (ii) that each agree to so liquidate the Trust pursuant to this Agreement.

                                    ARTICLE 4
                    PURCHASE AND SALE OF TRANSFERRED PROPERTY

         Immediately after consummation of the actions contemplated under Articles 2 and 3, the following actions shall occur:

         4.1 Purchase and Sale; Purchase Price. Subject to the terms and conditions of this Agreement, Buyer hereby purchases from the Trustee and the Trustee hereby sells, transfers, conveys, and assigns and delivers to the Buyer, all of the Trust's right, title and interest in and to the Transferred Property in exchange for the following (collectively, the "Purchase Price")

                  (i) the MCM Shares; and
                  (ii) the Acquired Assets.

         4.2 Delivery of the Transferred Property. Concurrent with the execution of this Agreement, the Trustee shall deliver the Transferred Property (including, but not limited to, the Receivables shown on the Schedule of Receivables) to the Buyer, provided that any Transferred Property that is in the possession or control of the Servicer shall be delivered by the Servicer on behalf of the Trustee to the Buyer and the Servicer hereby conveys to the Buyer any interest that the Servicer has in any Rewritten Receivables that comprise part of the Transferred Property.

         4.3 Delivery of the Purchase Price. Concurrent with the execution of this Agreement, the Buyer shall deliver the Purchase Price to the Trustee. The Buyer shall cause the MCM Shares to be issued in the name of SPV I.

         4.4 Treatment of the B Notes. The B Note, included as part of the Acquired Assets received by the Trust as part of the Purchase Price, shall be deemed extinguished and cancelled. The Buyer, as holder of the B Note immediately prior to the purchase and sale under Section 4.1 hereof, acknowledges and agrees that it shall not be entitled to receive any distributions with respect to the B Note in the liquidation of the Trust and the distribution of the Trust Property.


                                    ARTICLE 5
                         DISTRIBUTION OF TRUST PROPERTY

         Immediately after consummation of the actions contemplated under Articles 2, 3 and 4, the following actions shall occur:

         5.1 Distribution of Trust Property. The Trustee shall cause the Trust Assets, including without limitation, the Purchase Price to be disbursed in accordance with the requirements of Section 10.2 of the Trust Agreement as follows:

                  (a) As required pursuant to subsection 10.2 of the Trust Agreement (and notwithstanding the proviso to subsection 10.2(b) of the Trust Agreement), cash held by the Trustee on behalf of the Trust will be applied to pay the Trustee all Accrued Trustee Fees;

                  (b) All other Trust Property held by the Trustee, including without limitation the MCM Shares, the Preferred Shares and the Unassigned Claims, shall be distributed to the Transferor.


                                    ARTICLE 6
                              ADDITIONAL DELIVERIES

         6.1 Additional Deliveries. Concurrent with the execution of this Agreement, the Buyer, the Transferor, the Trustee, and the Servicer shall provide the following documents as indicated:

                  (a) By the Transferor. Such officer's certificates, corporate resolutions and other corporate documents as may be reasonably necessary to evidence that the Transferor has authorized the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

                  (b) By the Trustee.

                           (i) The Trustee shall cause to be executed and delivered to the Buyer all reasonably necessary Uniform Commercial Code termination statements in proper form to be filed with the appropriate filing authorities to release and terminate any and all rights of the Trust in and to the Transferred Property.

                           (ii) The Trustee shall cause to be executed and delivered to the Buyer a UCC-1 financing statement in proper form to be filed with the appropriate filing authorities, to perfect the sale to the Buyer of the Transferred Property and to perfect the Buyer's ownership interest in any and all Receivables that constitute a portion of the Transferred Property.

                  (c) By the Servicer. Such officer's certificates, corporate resolutions and other corporate documents as may be reasonably necessary to evidence that the Servicer has authorized the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

                  (d) By the Buyer.

                           (i) Such officer's certificates, corporate resolutions and other corporate documents as may be reasonably necessary to evidence that the Buyer has authorized the execution, delivery and performance of this Agreement and the Release and the transactions contemplated hereby.

                           (ii)     A receipt for the Transferred Property;

                           (iii) The opinion of Squire, Sanders & Dempsey LLP, as counsel to Buyer, in the form attached as Exhibit 5.3(C) to the WCFSC Asset Purchase Agreement (as defined in the Security Purchase Agreement).

                           (iv)     The Release duly executed by Buyer.


                                    ARTICLE 7
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents, warrants and covenants to the other parties hereto as follows:

         7.1 Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, and has the requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted.

         7.2 Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement, the Release and any other document executed and delivered by Buyer in connection with the transactions contemplated hereby or thereby, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Release by Buyer, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Buyer. This Agreement and the Release have been duly executed and delivered by Buyer. This Agreement and the Release each constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles and rules of law governing specific performance or estoppel, and except to the extent that injunctive or other equitable relief is within the discretion of a court of competent jurisdiction.

         7.3 Noncontravention; No Consents. Neither the execution and the delivery of this Agreement and the Release, nor the consummation of the transactions contemplated hereby and thereby, will violate, breach or result in a default under (whether upon lapse of time and/or the occurrence of any act or event or otherwise) (i) any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject, (ii) any provision of its charter or bylaws or (iii) any agreement to which Buyer is a party or by which it is bound. The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government, governmental agency or any person in order for the Buyer to consummate the transactions contemplated by this Agreement and the Release.

         7.4 MCM Shares. The MCM Shares have been duly authorized and are validly issued, fully paid, non-assessable, and validly existing, free and clear of any liens, other than restrictions on transfer as provided in the Registration Rights Agreement or under securities law.

         7.5 SEC Reports. The Buyer has filed all documents required to be filed since July 9, 1999 with the SEC (the "SEC Reports"). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder, and the Securities

Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder, as the case may be.

         7.6 No Reliance. BUYER ACKNOWLEDGES AND AGREES THAT (A) NONE OF THE TRUST, THE TRUSTEE, THE BACKUP SERVICER, SPV I, THE TRANSFEROR, WEST CAPITAL, THE SERVICER, SPV II OR ANY OTHER TRUST PARTY (COLLECTIVELY, THE "NON-BUYER PARTIES") MAKES ANY REPRESENTATION OR WARRANTY IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY, (B) THE TRANSFERRED PROPERTY IS BEING SOLD "AS IS, WHERE IS" AND (C) THE NON-BUYER PARTIES HEREBY DISCLAIM ANY IMPLIED REPRESENTATION OR WARRANTY, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY CONCERNING, THE VALUE, CONDITION OR COLLECTIBILITY OF THE TRANSFERRED PROPERTY. Buyer is engaged in the same or similar businesses as West Capital, SPV II, SPV I and the Trust. Buyer is sophisticated, experienced and knowledgeable with respect to the business to which the Transferred Property and the transactions contemplated by this Agreement relate. Buyer has such information concerning the Transferred Property and the business and financial condition of the West Capital, SPV II, SPV I and the Trust as it deemed adequate in order to make an informed decision regarding the transactions contemplated by this Agreement. Buyer has not relied upon any Non-Buyer Party or any Non-Buyer Party's shareholders, creditors, officers, directors, employees, servants, agents, attorneys, consultants or other representatives or advisors (collectively, the "Non-Buyer Related Parties") to disclose any information (the "Information") regarding or relating to the Transferred Property, or the business or financial condition of the West Capital, SPV II, SPV I, the Trust or their affiliates in deciding to enter into and consummate the transactions contemplated by this Agreement. Buyer (a) agrees that neither any Non-Buyer Party nor any Non-Buyer Related Party shall have any liability whatsoever to Buyer with respect to the non-disclosure of any Information, whether before or after the date hereof, (b) irrevocably waives and releases all claims which Buyer might otherwise have with respect to the non-disclosure of the Information, whether before or after the date hereof, (c) expressly releases each Non-Buyer Party and each Non-Buyer Related Party from any and all liabilities arising from Buyer's inability to review the Information and such person's knowledge of the Information, and (d) agrees that it does not have, nor will it ever have, any right to assert, and it will not assert, any claim of any sort against any Non-Buyer Party, any Non-Buyer Related Party or any other person arising from or related to Buyer's inability to review the Information and such person's knowledge of the Information. Buyer acknowledges that each Non-Buyer Party is relying on this
Section 7.6 in engaging in the transactions contemplated by this Agreement and would not engage in such transactions in the absence of this Section 7.6.


                                    ARTICLE 8
                                    COVENANTS

         8.1 Negative Covenants. The Trust, the Trustee, the Backup Servicer, the Transferor, SPV I, SPV II, and the Servicer each agree for itself that it will not:

                  (a) File, or consent to the filing of, any action, demand, claim or proceeding or make any assertion or allegation that (i) challenges the validity of the Transaction, including, without limitation, the amount of consideration paid by the Buyer, the value of the Transferred Property, or the effect thereof on the creditors of the Trust; (ii) alleges that the consideration given by the Buyer in connection with the Transaction was not adequate or that any aspect of the Transaction constituted a fraudulent conveyance or fraudulent transfer under applicable bankruptcy or non-bankruptcy law; (iii) asserts the lack or insufficiency of any approval or consent to the Transaction; or (iv) asserts that the Transaction was not enforceable;

                  (b) Assert that Buyer did not acquire title to the Transferred Property; or

                  (c) Assert that the Transferred Property was not acquired by Buyer free and clear of any Liens (as defined in the Asset Purchase Agreement) (other than (i) the Trust Distributions, (ii) the Accrued Trustee Fees, (iii) the Unassigned Claims (as defined in the Security Purchase Agreement), and (iv) the Retained Distribution (as defined in the Security Purchase Agreement).

         8.2 Further Assurances. If at any time after the consummation of the Transaction any further action is necessary or desirable to carry out the purposes of this Agreement, each party will take such further action (including the execution and delivery of such further instruments and documents) as the other party or parties may request, all at the sole cost and expense of the requesting party or parties (except as otherwise set forth herein) provided that if such further action is required because of a party's failure to originally perform pursuant to Article 4 of this Agreement, then such action shall be at the sole cost and expense of such party that failed to originally perform.


                                    ARTICLE 9
                                  MISCELLANEOUS

         9.1 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby and supersedes any and all prior negotiations, discussions, agreements and understandings, oral or written, among the parties hereto, or any of them, with respect to the subject matter of this Agreement.

         9.2 Amendment, etc. This Agreement may be amended, superseded, extended or modified only by an instrument or instruments in writing signed by each of the parties hereto (or their respective successors in interest or assigns), and no waiver or consent with respect to this Agreement shall be effective against any party hereto unless and until such waiver or consent is set forth in an instrument or instruments in writing signed by such party (or his, her or its successor in interest or assign).

         9.3 Severability. The provisions of this Agreement are severable, and the invalidity or unenforceability of any provision of this Agreement as to one or more parties shall not affect the validity or enforceability of such provision as to any other party or the validity or enforceability of any other provision of this Agreement.

         9.4 Captions and Headings. The captions and headings on the paragraphs of this Agreement and the specific words used as defined terms in this Agreement are for purposes of convenience only and are not intended to affect the interpretation of this Agreement or limit or restrict the meaning of any of the defined terms used in this Agreement.

         9.5 Counterparts. This Agreement may be executed in one or more counterparts and shall become effective as of the date first above written when each party hereto has signed at least one counterpart of this Agreement.

         9.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         9.7 Parties Bound, etc. This Agreement shall be binding upon and enforceable against, and inure to the benefit of, the parties hereto and their respective successors in interest and assigns, including their respective heirs, legatees, executors and personal representatives.

         9.8 Expenses. Each party hereto shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

                    [Remainder of page intentionally blank.]

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                    MCM CAPITAL GROUP, INC., a Delaware
                                    corporation

                                    By:  /s/ Gregory G. Meredith
                                       -----------------------------------------
                                    Title:   Secretary
                                          --------------------------------------
                                                                       ("Buyer")

                                    NORWEST BANK MINNESOTA, National
                                    Association as Trustee

                                    By:   /s/ Casey Kelly
                                       -----------------------------------------
                                    Title:  Corporate Trust Officer
                                          --------------------------------------
                                               ("Trustee" and "Backup Servicer")

                                    WCFSC SPECIAL PURPOSE CORPORATION, a
                                    Delaware corporation

                                    By:  /s/ Carl C. Gregory III
                                       -----------------------------------------
                                    Title:  President/CEO
                                         --------------------------------------
                                                      ("SPV I" and "Transferor")

                                    WEST CAPITAL FINANCIAL SERVICES, CORP.,
                                    a California corporation

                                    By:  /s/ Carl C. Gregory III
                                       -----------------------------------------
                                    Title:  Chairman/CEO
                                       --------------------------------------
                                                                    ("Servicer")

                                    WCFSC SPECIAL PURPOSE CORPORATION II,
                                    a Delaware corporation

                                    By:  /s/ Carl C. Gregory III
                                       -----------------------------------------
                                    Title:  President/CEO
                                          --------------------------------------
                                                                      ("SPV II")

Exhibit A                                                    Trust Distributions
Exhibit B                                                    Release

[Listed exhibits are omitted. The Company agrees to furnish supplementally these exhibits to the SEC upon request]


                                    EXHIBIT A

                               Trust Distributions

To the Trustee and the Backup Servicer                               $    123.25
     In respect of the Trustee Fee and the Backup Servicer
     Fee payable to the Trustee under the Trust Agreement
     for the April Collection Period.

To Sun America Inc., as the prior holder of the B Note               $111,413.79
     In respect of amounts payable to the holder of the
     B Note for the April Collection Period.*

To the Servicer
     In respect of the amounts payable to the Servicer
     under the Servicing Agreement with respect to the
     period ending on the date hereof.*                              $__________


* Under the letter agreement dated as of May 19, 2000, between Transferor, Trustee, SunAmerica, as lender and holder, West Capital, Servicer, and Buyer, an additional $290,398.37 (the "RETAINED AMOUNT") was deemed distributed by the Trust. Of the Retained Amount, $194,566.90 (the "DEEMED NOTE PAYMENT") was deemed distributed to SunAmerica as holder and $95,831.47 (the "DEEMED SERVICE FEE PAYMENT") was deemed distributed to the Servicer. Trust Distributions hereunder are for amounts payable in excess of the Deemed Note Payment and the Deemed Service Fee Payment.